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Exhibit 3.5

Reg.no 556358-3276	The English text is an unofficial translation only
The Articles of Association has been adopted at Extraordinary General Meeting 1 October 2001.

ARTICLES OF ASSOCIATION

§1.
Corporate name

  The corporate name of the company is Swebus Express AB.

  Registered Office

§2.
The registered office of the Board of Directors shall be in the city of Stockholm.

§3.
Business

  The company shall conduct bus traffic services and thereto related activities.

§4.
Share capital

  The company's minimum share capital shall be SEK 5,000,000 and the maximum share capital shall be SEK 10,000,000.

§5.
Par value

  Each share shall have a par value of SEK 1,000.

§6.
Right to equal share

  All shares shall comprise an equal share in the company's assets and profit.

§7.
Board of Directors

  The board of directors shall consist of three to six Directors with or without Deputy Directors, or less than three Directors with one or two Deputy Directors. If the board consists of three or more Directors, not more than three Deputy Directors may be elected.

  The Directors and Deputy Directors are elected annually at the Annual General Meeting of Shareholders for the period until the end of the next Annual General Meeting of Shareholders.

§8.
Auditor

  In order to review the company's annual report, the consolidated financial statements and the accounts, and the administration of the Board of Directors and the Managing Director shall, when relevant, on Annual General Meeting of the Shareholder's, one or two auditors, with or without deputy auditors, be appointed for a period until the end of the Annual General Meeting of the Shareholders held during the fourth fiscal year following the appointment of the auditor(s).

§9.
Convene

  General Meeting of Shareholders shall be convened by letter to the shareholders at the earliest four and at the latest two weeks before the Meeting.

§10.
Fiscal year

  The fiscal year of the company is March 1 - February 28 (February 29).

§11.
Right to vote at the Shareholders' Meeting

  At the Shareholders' Meetings each shareholder is entitled to vote for the full number of shares that he owns and represents without any restriction of the number of votes.

§12.
Shareholders' Meeting

  The Annual Shareholders' Meeting shall deal with the following matters:

  1.
  Election of Chairman for the Meeting;

  2.
  Election of one or two persons to approve the minutes;

  3.
  Preparing and approval of the voting list;

  4.
  Approval of the agenda;

  5.
  Resolution on whether the meeting has been duly convened;

  6.
  Presentation of the annual report and the Auditors' report,

  7.
  Resolution in respect to

  a)
  adoption of the profit and loss statement and the balance sheet,

  b)
  appropriation of the profit or loss according to the adopted balance sheet and;

  c)
  discharge of liability for the Board of Directors and, where applicable, the Managing Director.

  8.
  Determination of fees to the Board of Directors and the Auditor(s).

  9.
  Election of Directors and, where applicable, Auditor(s) and possible Deputy Auditor(s).

  10.
  Any other matter to be referred to the Meeting under the Companies Act or the Articles of Association.

§13.
Transfer of shares

  If a share is transferred from a shareholder to a person who was not previously a shareholder in the company, a right of pre-emption to such share shall be immediately offered to the other shareholders by written notice to the company's board of directors. Proof of title to such share shall be provided in connection thereto.

  When notice has been made, the board of directors shall immediately in writing notify each person entitled to exercise a right of pre-emption, whose address has been entered into the share register or otherwise is known to the company, along with a request to persons wishing to exercise the right of pre-emption to submit written notice of their pre-emption claim to the company within two months from the time that notice of transfer of the share was made to the board of directors.

  If several persons entitled to exercise a right of pre-emption submit such notices, their respective right of priority shall be determined by drawing of lots, executed by the notary public, however, if several shares are simultaneously subject to a pre-emption right, the shares shall first, to the extent practicable, be equally divided among those persons who have presented claims of pre-emption.

  The pre-emption price shall correspond to the true value of the share, that in failing to reach an agreement, is determined by arbitration under the Arbitration Act (1999:116) The pre-emption price shall be paid within one month from the date of its determination.

  If no pre-emption claim is presented by any person entitled to pre-emption within the prescribed time or if the pre-emption price is not paid within the prescribed time, the person who has made the offer of the pre-emption shall be registered for the shares.

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Exhibit 3.5

Swebus Express AB	Bolagsordningen har antagits på
Orgnr.556358-3276	extra bolagsstämma den l oktober 2001
Bilaga 1

BOLAGSORDNING

§1
Firma

  Bolagets firma är Swebus Express AB.

§2
Säte

  Styrelsen skall ha sitt säte i Stockholm.

§3
Verksamhet

  Bolaget skall bedriva busstrafikrörelse samt annan härmed förenlig verksamhet.

§4
Aktiekapital

  Aktiekapitalet skall utgöra lägst 5.000.000 kronor och högst 10.000.000 kronor.

§5
Akties nominella värde

  Aktie skall lyda på 1000 kronor.

§6
Akties rätt till andel

  Alla aktier skall medföra samma rätt till andel i bolagets tillgångar och vinst.

§7
Styrelse

  Styrelsen skall bestå av tre till sex ledamöter med eller utan suppleanter, eller av mindre än tre ledamöter med en eller två suppleanter. Består styrelsen av tre eller fler ledamöter må högst tre suppleanter utses.

  Ledamöter och eventuella suppleanter väljs årligen på ordinarie bolagsstämma för tiden intill slutet av nästa ordinarie bolagsstämma.

§8
Revisor

  Far granskning av bolagets årsredovisning och koncernredovisning jämte räkenskaperpa samt styrelsens och verkställande direktörens förvaltning skall, i förekommande fall, på ordinarie bolagsstämma utses en eller två revisorer med eller utan revisorssuppleanter för en period om fyra år.

§9
Kallelse till bolagsstämma

  Kallelse till bolagsstämma sker genom brev med posten till aktieägarna tidigast fyra veckor och senast två veckor före stämman.

§10
Räkenskapsår

  Bolagets räkenskapsår skall vara från den 1 mars—den 28 februari.

§11
Rösträtt vid bolagsstämma

  Vid bolagsstämman far varje röstberättigad rösta för fulla antalet av honom ägda och företrädda aktier utan begränsning i röstetalet.

§12
Bolagsstämma

  På ordinarie bolagsstämma skall följande ärende förekomma till behandling:

  1.
  Val av ordförande vid stämman

  2.
  Val av en eller två justeringsmän

  3.
  Upprättande och godkännande av röstlängd

  4.
  Godkännande av dagordning

  5.
  Prövning av om stämman blivit behörigen sammankallad

  6.
  Framläggande av årsredovisningen och revisionsberättelsen

  7.
  Beslut om

  a.
  fastställelse av resultaträkning och balansräkning

  b.
  disposition av årets resultat enligt den fastställda balansräkningen

  c.
  ansvarsfrihet åt styrelse och verkställande direktör

  8.
  Fastställande av styrelse- och revisionsarvode

  9.
  Val av styrelse och styrelsesuppleanter samt revisor eller revisorer och eventuella revisorssuppleanter.

  10.
  Annat ärende, som ankommer på bolagsstämman enligt aktiebolagslagen eller bolagsordningen.

§13
Överlåtelse av aktier

  Har aktie övergått till person, som inte förut är aktieägare i bolaget, skall aktien genast hembjudas aktieägarna till inlösen genom skriftlig anmälan hos bolagets styrelse. Åtkomsten av aktien skall därvid styrkas.

  När anmälan gjorts om akties övergång, skall styrelsen genast skriftligen meddela detta till varje lösningsberättigad, vars postadress är införd i aktieboken eller eljest är känd for bolaget med anmodan till den, som önskar begagna sig av lösningsrätten, att skriftligen framställa lösningsanspråk hos bolaget inom två månader, räknat från anmälan hos styrelsen om akties övergång.

  Anmäler sig flera Iösningsberättigade, skall företrädesrätten dem emellan bestämmas genom lottning, verkställd av notarius publicus dock att, om samtidigt flera aktier hembjudits, aktierna först, så långt ske kan, skall jämt fördelas bland dem, som framställt lösningsanspråk.

  Lösenbeloppet skall utgöras av aktiens verkliga värde, som, i brist av åsämjande, bestämmes i den ordning gällande lag om skiljemän stadgar. Lösenbeloppet skall erläggas inom en månad från den tidpunkt, då lösenbeloppet blev bestämt.

  Om inte inom stadgad tid någon lösningsberättigad framställer lösningsanspråk eller lösen inte erlägges inom föreskriven tid, äger den, som gjort hembudet, att bli registrerad för aktien.

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QuickLinks

  Exhibit 3.5
ARTICLES OF ASSOCIATION
  Exhibit 3.5
BOLAGSORDNING